Compañía Cervecerías Unidas S.A.

Exhibit 3: Segment Information - Fourth Quarter 2002

	Beer - Chile		Beer - Argentina		Soft Drinks & Min Water		Wine		Others
	2002	2001	2002	2001	2002	2001	2002	2001	2002	2001
OPERATING RESULTS
(all figures in Ch$ millions)
Revenues
Core products	41.990	43.080	7.126	13.394	32.553	33.460	19.452	17.591	306	168
Other products (*)	777	563	375	720	279	102	95	101	4.987	5.145
Total	42.767	43.643	7.501	14.114	32.832	33.563	19.547	17.692	5.293	5.313
% change	-2,0%		-46,9%		-2,2%		10,5%		-0,4%

Cost of sales	(17.366)	(15.435)	(4.910)	(6.788)	(14.786)	(16.052)	(13.117)	(11.081)	(4.064)	(3.206)
% of sales	40,6%	35,4%	65,5%	48,1%	45,0%	47,8%	67,1%	62,6%	76,8%	60,3%

SG&A	(14.487)	(14.376)	(4.215)	(8.246)	(14.401)	(13.855)	(5.623)	(5.238)	(529)	(367)
% of sales	33,9%	32,9%	56,2%	58,4%	43,9%	41,3%	28,8%	29,6%	10,0%	6,9%

Operating profit	10.914	13.831	(1.624)	(920)	3.645	3.656	808	1.373	699	1.740
% change	-21,1%		-76,6%		-0,3%		-41,2%		-59,8%
% of sales	25,5%	31,7%	-21,7%	-6,5%	11,1%	10,9%	4,1%	7,8%	13,2%	32,8%

Depreciation	4.344	3.927	1.809	1.986	2.759	3.137	602	547	352	337
Amortization	188	179	108	92	36	39	63	62	1	1
EBITDA	15.446	17.938	293	1.158	6.440	6.832	1.472	1.981	1.052	2.078
% change	-13,9%		-74,7%		-5,7%		-25,7%		-49,4%
% of sales	36,1%	41,1%	3,9%	8,2%	19,6%	20,4%	7,5%	11,2%	19,9%	39,1%
* The "Other products" line corresponds to intercompany sales in the "Other" segment.

	Beer - Chile		Beer - Argentina*		Soft Drinks & Min Water		Wine
	2002	2001	2002	2001	2002	2001	2002	2001
VOLUMES & PRICING
					Total**		Total
Volume (HLs)	1.132.052	1.119.052	599.596	473.703	1.257.928	1.246.558	248.805	232.374
% change	1,2%		26,6%		0,9%		7,1%		Beer - Argentina (Argentinean GAAP)
											2002	2001
					Soft Drinks		Domestic		OPERATING RESULTS
					937.441	938.277	129.415	128.409	(all figures in A$ thousand)
					-0,1%		0,8%		Revenues
									Core products		40.172	50.589
					Nectars		Export***		Other products		304	1.293
					83.393	67.796	119.389	103.965	Total		40.476	51.882
					23,0%		14,8%		% Change		-22,0%
					Mineral Water
					237.095	240.486			Cost of sales		(28.291)	(26.631)
					-1,4%				% of Sales		69,9%	51,3%
* Volumes include exports of 13,525 ( 8,415 to Chile) and 14,047 ( 11,008 to Chile) hectoliters in Q4'02 and Q4'01 respectively.
** In unit cases, sales from the soft drinks and mineral water segment totaled 22.2 million and 22.0 million in Q4'02 & Q4'01 respectively.									SG&A		(21.717)	(33.064)
*** Includes 999 HL and 2,559 HL sold in Argentina during Q4'02 and Q4'01 respectively.									% of Sales		53,7%	63,7%
					Total		Total
Price (Ch$ / HL)	37.092	38.497	11.884	28.276	25.878	26.842	78.228	75.783	Operating profit		(9.532)	(7.813)
% change (real)	-3,6%		-58,0%		-3,6%		3,2%		% of Sales		23,5%	15,1%

					Soft Drinks		Domestic		Depreciation		8.604	9.858
					25.880	26.819	43.994	45.472	Amortization		162	153
					-3,5%		-3,3%		EBITDA		(766)	2.197
					Nectars		Export
					37.181	37.729	115.338	113.220
					-1,5%		1,9%

					Mineral Water
					21.896	23.794
					-8,0%